Exhibit 10.4

Exhibit 10.4

PROFIT SHARING AGREEMENT

This Profit Sharing Agreement (this “Agreement”) is entered into as of January                                                                                                                                , 2014 (“Effective Date”), by and among, on the one hand, Wise Phoenix LLC, a Nevada limited liability company (“WP”), AJOA Holdings, LLC, a Nevada limited liability company (“AJOA”) (WP and AJOA are also referred to as the “Sellers”), and Organic Growth International, a Nevada limited liability company (“Investor”), and, on the other hand CEN Biotech Inc. (“Company”).

BACKGROUND

A.           The Company is a corporation company duly formed and validly existing under the laws and regulations of Canada.

B.           Investor acquired interests in the Company representing in the aggregate 25% of the fully diluted equity of the Company outstanding on the date hereof (the “Interests”).

C.           The Sellers of the Interests control the Company and agreed, as part of the Interest Purchase Agreement, to vest Investor with profit sharing rights described below.

D.           The Company and Sellers wish to memorialize the profit sharing agreement between them and Investor, pursuant to the terms and conditions of this Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Schedule of Definitions.

(i)
Payment(s), except for bona fide documented refunds where Payments have been returned to buyer, shall mean: the total gross payments (including cash, property, consideration of any kind and nature, value-in-kind, trades, traded goods, promotional funds and/or services valued at fair market value), without setoff or deduction paid directly or indirectly to the Company, its agents, representatives, affiliates, and related parties.

(ii)
Term shall mean from the Effective Date of this Agreement until cessation of the Company by whatever means, excluding however, any transaction (e.g. merger, acquisition, change of control or restructuring of the Company, whereby the Company’s business or revenue generating activities is assumed and continues under control of a different person or entity, and in such case, this Agreement shall be effective and binding against such person(s) or entity(s) (“Third Parties”), which Company shall disclose this Agreement and the Third Parties shall have assumed the obligations of the Company set forth in this Agreement.

2.
Profit Sharing Interests to Investor. Pro rata with other persons or entities owning profit sharing rights, if any, the Investor shall be paid  seven point seven percent (7.7%) of all Payments (“Investor Profits”). In the event that there is a distribution of profits to any person or entity owning profit sharing rights, then Investor shall have the right to participate and investor shall not be subordinated to any other person or entity owning profit sharing rights. Sellers agree to guarantee the payment of the Investor Profits and the performance of Company and its successors and Third Parties in assuring the distribution of the Investor Profits.

3.
Payment Profit Sharing Interests. The Company agrees to pay Investor the Investor Profits commencing on the Effective Date and continuing thereafter for the Term, in consecutive quarterly payments, which will be paid in arrears, within ten (10) days following the end of the previous  quarterly.  Upon the Company achieving a cumulative manufacturing and sales volume of 1 million pounds of cannabis, then the Company shall immediately distribute $200 million divided as $50 million to each of the Sellers and $100 million to the Investor.

4.
Books and Records. The Company agrees that it shall keep accurate and complete records and books of account concerning all transactions relating to this Agreement (including, without limitation, all documentation related to Payments and/or the calculation of Royalty.  The Investor, or its representatives, shall have the right at all reasonable times to inspect and to make copies of the books and records of the other party insofar as such books and records shall relate to the computation of amounts to be paid to Investor.

5.
Successors and Assignment.  Neither this Agreement nor the rights, interests or other obligations accruing under this Agreement may be assigned or transferred, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the Investor, who may assign all of its rights and obligations under this Agreement to its designee, transferee or affiliate.

6.	Binding. This Agreement shall be binding upon the respective heirs, executors, administrators, successors and permitted assigns of Investor, Seller and the Company.

7.
Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States, but without giving effect to any conflict of law provision or rule that would cause the application of the substantive laws of any other jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits for itself to the exclusive jurisdiction (and waives any objection to the venue) of any United States federal court or state court sitting in the County of Los Angeles, State of California, United States, and any appellate court therefrom, in any suit, action arising out of relating to this Agreement and the transactions contemplated hereby.

8.
WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAWS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE.  ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF HIS OR ITS RIGHT TO TRIAL BY JURY.

9.
Reliance.  Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of Sections 13 and 14 and this Section 15 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

10.
Entire Agreement; Modification; Waiver; Amendment.  The Transaction Documents and the other agreements contemplated hereby or thereby constitute the full and entire understanding of the parties hereto regarding the subject matter hereof and thereof and supersede all prior or contemporaneous agreements, documents, understanding or arrangements regarding the subject matter hereof and thereof.  Any amendment, modification or waiver of this Agreement or any provision hereof must be in writing executed by the parties hereto.

11.
Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery, (ii) the next business day after the business day timely delivered to a recognized overnight courier or (iii) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

12.
Expenses.  Each party shall be responsible for their own costs, fees and expenses incurred with the examination, review, negotiation, execution, delivery and performance of this Agreement and the agreements contemplated hereby (including the other Transaction Documents) and the transactions contemplated hereby and thereby.

13.
Publicity; Press Releases.  Each of the parties to this Agreement hereby agrees with the other party hereto that no press release or similar public announcement or communication shall be made or be caused to be made, prior to, or, as the case may be after the Closing concerning the execution or performance of this Agreement unless the other party shall have provided its prior written consent, not to be unreasonably withheld.  Notwithstanding the foregoing, either party may make or cause to be made any press release or similar public announcement or communication as may be required to comply with the requirements of any Applicable Laws; provided, that, to the extent in the good faith judgment of such party it is reasonably practicable to do so, such party must (i) provide the other party with an opportunity to review such party’s intended communication and (ii) consider in good faith modifications to the intended communication that are requested by the other party. To further the parties’ intent to publicize the relationship created by the Transaction Documents, the parties agree to only issue a mutually agreed upon press release announcing the relationship.  THE PARTIES EACH ACKNOWLEDGE THAT A INFORMATION THAT MAY BE RELEASED TO THE PUBLIC AND PRESS MAY BE DETRIMENTAL TO EACH OF THE PARTIES.  IN SO FAR AS A PUBLIC OR PRESS RELEASE IS MADE WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF THE NON-RELEASING PARTIES, THE RELEASING PARTIES WILL PAY ANY DAMAGES AND COSTS RELATED TO THE UNAUTHORIZED RELEASE.

14.
Severability.  If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions completed by this Agreement is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement and the other Transaction Documents be consummated as originally contemplated to the fullest extent possible.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Profit Sharing Agreement.

GrowLife Inc,	Wise Phoenix LLC

By: _________________________	By: ________________________

Its: _________________________	Its: ________________________

Date: _________________________	Date: ________________________

R.X.N.B. Inc.	AJOA Holdings, LLC

By: _________________________	By: ________________________

Its: _________________________	Its: ________________________

Date: _________________________	Date: ________________________

Organic Growth International LLC	CEN Biotech Inc.

By: _________________________	By: ________________________

Its: _________________________	Its: ________________________

Date: _________________________	Date: ________________________

CANX USA LLC

By: _________________________

Its: _________________________

Date: _________________________